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                                                                    EXHIBIT 99.4

                           NOTICE OF GUARANTEED DELIVERY

                                      FOR
                           TENDER OF ALL OUTSTANDING
                  12 1/2% SENIOR EXCHANGEABLE PREFERRED STOCK
                                    DUE 2010
                              IN EXCHANGE FOR NEW
         12 1/2% SERIES B SENIOR EXCHANGEABLE PREFERRED STOCK DUE 2010

                                       OF

                             CLUETT AMERICAN CORP.

    Registered holders of outstanding 12 1/2% Senior Exchangeable Preferred Stock due 2010 (the "Exchangeable Preferred Stock") who wish to tender their Exchangeable Preferred Stock in exchange for a like principal amount of new
12 1/2% Series B Senior Exchangeable Preferred Stock due 2010 (the "New Preferred Stock") and whose Exchangeable Preferred Stock is not immediately available or who cannot deliver their Exchangeable Preferred Stock and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Bank of New York (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See "The Preferred Stock Exchange Offer--Procedure for Tendering Exchangeable Preferred Stock" in the Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                              THE BANK OF NEW YORK

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
          BY HAND:                                                      BY MAIL:
    The Bank of New York                                         (INSURED OR REGISTERED
     101 Barclay Street                                               RECOMMENDED)
  New York, New York 10005                                        The Bank of New York
                                                                   101 Barclay Street
                                                                New York, New York 10005

    BY OVERNIGHT EXPRESS:
    The Bank of New York
     101 Barclay Street
  New York, New York 10005

                                       BY FACSIMILE:
                                      (212) 815-6339
                                (For Eligible Institutions
                                           Only)
                                       BY TELEPHONE:
                                           (212)
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    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.
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Ladies and Gentlemen:

    The undersigned hereby tenders the principal amount of Exchangeable Preferred Stock indicated below, upon the terms and subject to the conditions contained in the Prospectus dated , 1998 of Cluett American Corp. (the "Prospectus"), receipt of which is hereby acknowledged.

                       DESCRIPTION OF SECURITIES TENDERED

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
                        NAME AND ADDRESS OF
                       REGISTERED HOLDER AS
                                IT
                          APPEARS ON THE      CERTIFICATE NUMBER(S)   PRINCIPAL AMOUNT OF
                           EXCHANGEABLE          OF EXCHANGEABLE         EXCHANGEABLE
  NAME OF TENDERING          PREFERRED           PREFERRED STOCK           PREFERRED
       HOLDER          STOCK (PLEASE PRINT)         TENDERED            STOCK TENDERED

---------------------  ---------------------  ---------------------  ---------------------

---------------------  ---------------------  ---------------------  ---------------------

---------------------  ---------------------  ---------------------  ---------------------

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                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Exchangeable Preferred Stock (or a confirmation of book-entry transfer of such Exchangeable Preferred Stock into the Exchange Agent's account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three business days after the Expiration Date (as defined in the Prospectus and the Letter of Transmittal).

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
Name of Firm:                                  (Authorized Signature)
Address:                                       Title:
                                                                   Name:
                                   (Zip Code)             (Please type or print)

Area Code and Telephone No.:                   Date:
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    NOTE: DO NOT SEND EXCHANGEABLE PREFERRED STOCK WITH THIS NOTICE OF
GUARANTEED DELIVERY. EXCHANGEABLE PREFERRED STOCK SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.